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Union Pacific Resources Group Inc.
801 Cherry Street
Fort Worth, Texas 76102-6803
                                                        [UNION PACIFIC RESOURCES
News Release                                                GROUP INC. LOGO]
--------------------------------------------------------------------------------
                                                     FOR IMMEDIATE RELEASE
                                                     Analyst and media contact:
                                                     Mike Liebschwager
                                                     Manager, Investor Relations
                                                     817/877-6531

                      UNION PACIFIC RESOURCES GROUP INC.
                REPORTS AN 18 PERCENT INCREASE IN THIRD QUARTER
                       EARNINGS TO $.31 CENTS PER SHARE

     Fort Worth, TX -- (October 14, 1996) -- Union Pacific Resources Group Inc.
(UPR) today reported operating revenues and net income for the quarter ended September 30, 1996, of $447.1 million and $76.9 million, respectively. For the same period last year, on a pro forma basis, operating revenues and net income were $335.3 million and $65.2 million, respectively. Discretionary cash flow for the quarter increased 42 percent to $251.3 million, compared to $177.1 million, on a pro forma basis, for the same period in 1995. Earnings per share for the third quarter 1996 were $.31, compared to pro forma per share earnings of $.26 for the third quarter 1995. Last year's results are reported on a pro forma basis due to UPR's initial public offering completed in October 1995.

     Sales volumes for the third quarter 1996 were 1,727 million cubic feet of natural gas equivalent per day (MMcfed). This represents a nine percent increase from the same period last year, primarily as a result of volume increases in the Company's Austin Chalk and West Texas business units.

     Average product price realizations for the quarter were up 26 percent from the same period last year, $2.09 per Mcfe in 1996 versus $1.66 per Mcfe in 1995. Natural gas price realizations were up 27 percent. Crude oil price realizations were up 19 percent and plant liquids realizations increased 39 percent.

     Austin Chalk sales volumes increased 19 percent to 642 MMcfed in the quarter -- the tenth consecutive record quarter for this business unit. During the quarter, three significant wells were completed in the Chalk.

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     The Neumann Unit #1 located in Washington County, Texas, was completed
August 14, 1996, as a single lateral horizontal and is producing 58 MMcfd of natural gas. UPR has a 100 percent working interest in the well and currently has five rigs drilling in Washington County which contains part of the deep Giddings gas field. In addition, the Crosby Land and Resources 21-1, which is a dual lateral horizontal well located in Vernon Parish, Louisiana, recently was completed and produced 10 MMcfd of natural gas and 1,700 barrels of oil per day
(BOPD) during an extended test. UPR is the operator and has a 37.5 percent working interest in the well. In Rapides Parish, Louisiana, the Company participated in the Exxon Minerals A-1, operated by OXY USA, Inc. This well is producing 5,000 BOPD and 14 MMcfd of natural gas. UPR holds a 33 percent working interest. UPR now has five operated rigs drilling in the Louisiana extension of the Austin Chalk. The Company plans to invest approximately $115 million during 1996 in this region.

     "Tomorrow, the spinoff of UPR from Union Pacific Corporation will be completed," said Jack L. Messman, chairman of the board of directors and chief executive officer, UPR. "In conjunction with our spinoff, Standard and Poor's will add UPR to the S&P 500 Index after the close of trading on Tuesday, October 15, 1996. The S&P 500 is widely considered to be a key barometer of stock market activity and corporate performance benchmarks for professional money managers."

     Union Pacific Resources Group Inc. (NYSE-UPR) is one of the nation's largest independent oil and gas exploration and production companies. The company is the nation's #1 driller and currently is majority-owned by Union Pacific Corporation (NYSE-UNP) of Bethlehem, PA. Union Pacific Corporation will distribute its remaining shares of UPR common stock via a special tax-free stock dividend payable October 15, 1996.

                               ---------------

    This press release, other than historical financial information, consists of forward looking statements that involve risks and uncertainties including planned drilling activity, expected production efforts and volumes and budgeted capital expenditures and other risks and uncertainties detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended June 30, 1996. Actual results may vary materially.

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                      Union Pacific Resources Group Inc.
                              Statement of Income
                       For the Period Ended September 30
                (Dollars in Millions, Except Per Share Figures)

                                                                    Pro
                                                 Third Quarter     Forma
                                                1996    1995 (1)  1995 (2)
                                               ----------------   -------
Operating revenues:
  Oil and gas operations:
    Producing properties                       $280.8    $211.4    $211.4
    Plants, pipelines and marketing             124.2      83.5      83.5
    Other oil and gas revenues                    6.8      10.9      10.9
                                               ----------------    ------
      Total oil and gas operations              411.8     305.8     305.8
  Minerals                                       35.3      29.5      29.5
                                               ----------------    ------
    Total operating revenues                    447.1     335.3     335.3
                                               ----------------    ------
Operating expenses:
  Production                                     63.4      41.9      41.9
  Exploration                                    32.2      21.8      21.8
  Plants, pipelines and marketing                72.6      45.4      45.4
  Minerals                                        2.3       2.1       2.1
  Depreciation, depletion and amortization      132.9     114.0     114.0
  General and administrative                     16.4      11.7      14.0
                                               ----------------    ------
    Total operating expenses                    319.8     236.9     239.2
                                               ----------------    ------
Operating income                                127.3      98.4      96.1
Other income (expense) -- net                    (2.4)      3.7       2.5
Interest expense -- net                         (12.5)     (0.8)    (15.6)
                                               ----------------    ------
Income before income taxes                      112.4     101.3      83.0
Income taxes                                    (35.5)    (24.6)    (17.8)
                                               ----------------    ------
Net income                                      $76.9     $76.7     $65.2
                                               ================    ======
EBITDAX (3)                                    $292.4    $234.2    $231.9
                                               ================    ======
Earnings per share                              $0.31      n/a      $0.26
Average shares outstanding (millions)           249.8               249.7

(1) Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassifications have no effect on operating income or net income.

(2) Pro forma adjustments reflect interest expense related to debt incurred at the time of the Company's initial public offering in October 1995, and other costs associated with being a stand-alone entity, as if such costs had been incurred from the beginning of 1995.

(3) "EBITDAX" for any period means the sum of operating income; depreciation, depletion and amortization; and exploration expenses.

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                      Union Pacific Resources Group Inc.
                              Statement of Income
                       For the Period Ended September 30
                (Dollars in Millions, Except Per Share Figures)

                                                                     Pro
                                                  Nine Months       Forma
                                                1996    1995 (1)   1995 (2)
                                              -----------------    -------
Operating revenues:
  Oil and gas operations:
    Producing properties                       $780.6    $632.3     $632.3
    Plants, pipelines and marketing             364.0     246.2      246.2
    Other oil and gas revenues                   23.5      38.1       38.1
                                              -----------------    -------
      Total oil and gas operations            1,168.1     916.6      916.6
  Minerals                                       96.6      84.7       84.7
                                              -----------------    -------
    Total operating revenues                  1,264.7   1,001.3    1,001.3
                                              -----------------    -------
Operating expenses:
  Production                                    189.8     157.3      157.3
  Exploration                                    94.1      64.3       64.3
  Plants, pipelines and marketing               199.0     132.0      132.0
  Minerals                                        6.1       6.6        6.6
  Depreciation, depletion and amortization      384.1     333.5      333.4
  General and administrative                     46.9      34.6       41.5
                                              -----------------    -------
    Total operating expenses                    920.0     728.3      735.2
                                              -----------------    -------
Operating income                                344.7     273.0      266.1
Other income (expense) -- net                    (1.9)      3.4       (0.4)
Interest expense -- net                         (38.0)     (3.4)     (48.0)
                                              -----------------    -------
Income before income taxes                      304.8     273.0      217.7
Income taxes                                    (98.3)    (61.5)     (40.7)
                                              -----------------    -------
Net income                                     $206.5    $211.5     $177.0
                                              =================    =======
EBITDAX (3)                                    $822.9    $670.8     $663.9
                                              =================    =======
Earnings per share                              $0.83      n/a       $0.71
Average shares outstanding (millions)           249.8                249.7

(1) Certain prior year amounts have been reclassified to conform to the current presentation. Such reclassifications have no effect on operating income or net income.

(2) Pro forma adjustments reflect interest expense related to debt incurred at the time of the Company's initial public offering in October 1995, and other costs associated with being a stand-alone entity, as if such costs had been incurred from the beginning of 1995.

(3) "EBITDAX" for any period means the sum of operating income; depreciation, depletion and amortization; and exploration expenses.

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                      Union Pacific Resources Group Inc.
                             Operating Statistics
                       For the Period Ended September 30

                                              Third Quarter        Nine Months
                                            1996    1995 (1)    1996    1995 (1)
                                          -----------------   -----------------
     Combined Oil and Gas Operations

Average daily sales volumes:
  Natural gas (MMcfd)                     1,013.8     947.9     991.3     929.5
  Natural gas liquids (MBbld)                67.9      55.9      67.1      56.2
  Crude oil (MBbld)                          51.0      50.3      50.7      53.7
  Total (MMcfed)                          1,727.3   1,585.4   1,698.3   1,589.3

Average sales prices:
  Natural gas (per Mcf)                     $1.78     $1.40     $1.69     $1.39
  Natural gas liquids (per Bbl)             12.05      8.65     11.01      8.83
  Crude oil (per Bbl)                       19.12     16.13     18.58     16.15
  Total (per Mcfe)                           2.09      1.66      1.98      1.67

            Operations Detail

Producing properties:
  Average daily production:
    Natural gas (MMcfd)                     981.5     919.9     963.7     905.5
    Natural gas liquids (MBbld)              29.2      22.9      27.7      23.0
    Crude oil (MBbld)                        51.0      50.3      50.7      53.7
    Total (MMcfed)                        1,462.8   1,359.4   1,434.0   1,365.9

Average sales prices:
  Natural gas (per Mcf)                     $1.78     $1.41     $1.69     $1.39
  Natural gas liquids (per Bbl)             11.13      8.25     10.08      8.15
  Crude oil (per Bbl)                       19.12     16.13     18.58     16.15

Average costs:
  Production costs (per Mcfe)               $0.47     $0.33     $0.48     $0.42
  DD&A (per Mcfe)                            0.85      0.80      0.85      0.78
  General and administrative cost
   (per Mcfe) (1)                            0.10      0.10      0.10      0.10

Plants, pipelines and marketing:
  Average daily sales volumes attributable
   to gas plant ownership:
    Natural gas (MMcfd)                      32.3      28.0      27.6      24.0
    Natural gas liquids (MBbld)              38.7      33.0      39.5      33.2
    Total (MMcfed)                          264.5     225.9     264.4     223.4

Average sales prices:
  Natural gas (per Mcf)                     $1.79     $1.20     $1.85     $1.45
  Natural gas liquids (per Bbl)             12.74      8.94     11.66      9.28

(1) Certain prior year amounts have been restated to conform to the current presentation. General and administrative costs per Mcfe for 1995 have been calculated on a pro forma basis to reflect additional administrative costs associated with being a stand-alone entity. See note (2) on page 3.

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                      Union Pacific Resources Group Inc.
                            Statement of Cash Flows
                       For the Period Ended September 30
                             (Dollars in Millions)

                                           Third Quarter      Nine Months
                                           1996     1995     1996     1995
                                          ---------------   ---------------
Cash provided by operations:
  Net income                               $76.9    $76.7   $206.5   $211.5
  Depreciation, depletion and
   amortization                            132.9    114.0    384.1    333.5
  Exploration expenses                      32.2     21.8     94.1     64.3
  Deferred taxes                             9.3    (23.9)    25.5    (15.5)
                                          ---------------   ---------------
     Discretionary cash flow               251.3    188.6    710.2    593.8
  Working capital changes and other         69.4    (74.8)    19.5    (22.7)
                                          ---------------   ---------------
Cash provided by operations                320.7    113.8    729.7    571.1
                                          ---------------   ---------------
Cash used by investing activities:
  Capital investments and exploratory
   expenditures                           (247.8)  (168.8)  (615.7)  (535.5)
  Proceeds from sales of assets              --       6.0     24.9     43.0
  Other investing activities -- net         (1.8)     --      (1.8)     0.1
                                          ---------------   ---------------
Cash used by investing activities         (249.6)  (162.8)  (592.6)  (492.4)
                                          ---------------   ---------------
Financing activities:
  Dividends paid                           (12.4)   (31.0)   (37.3)   (93.0)
  Advances from (to) Union Pacific
   Corporation                             (40.5)    75.3   (123.4)    75.7
  Other financings -- net                  (11.0)    (4.3)    23.4    (57.4)
                                          ---------------   ---------------
Cash provided (used) by financing
 activities                                (63.9)    40.0   (137.3)   (74.7)
                                          ---------------   ---------------
Net change in cash                          $7.2    ($9.0)   ($0.2)    $4.0
                                          ===============   ===============

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                      Union Pacific Resources Group Inc.
                        Statement of Financial Position
                              As of September 30
                             (Dollars in Millions)

                                                       1996       1995
                                                     --------   --------
Assets:
  Current assets                                       $340.2     $356.9
  Properties -- net                                   2,911.5    2,745.1
  Other assets                                          115.4      102.9
                                                     --------   --------
    Total                                            $3,367.1   $3,204.9
                                                     ========   ========

Liabilities and shareholders' equity:
  Note payable to and advances from Union Pacific
   Corporation -- net                                  $444.4      $16.3
  Other current liabilities                             471.5      378.0
  Debt due after one year                               127.2       33.5
  Deferred income taxes                                 463.9      442.6
  Other liabilities                                     375.5      377.4
  Shareholders' equity                                1,484.6    1,957.1
                                                     --------   --------
    Total                                            $3,367.1   $3,204.9
                                                     ========   ========

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